Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower and AUO to Form Joint Venture to Accelerate Fab 3

Ramp and Lower Manufacturing Costs

Conference Call for Investors at 8:15 a.m. Eastern Today

SAN JOSE, Calif., — May 27, 2010 – SunPower Corp. (NASDAQ: SPWRA, SPWRB), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced a definitive agreement to form a joint venture (JV) with AU Optronics Corp. (TAIEX: 2409; NYSE: AUO), a leading global manufacturer of thin-film transistor liquid-crystal displays (TFT-LCD) based in Taiwan. The JV will own and operate SunPower’s 1.4 gigawatt third solar cell fabrication facility (Fab 3), now under construction in Malaysia. SunPower and AUO will equally own the JV and contribute equal capital funding.

“AUO’s proven ability to rapidly scale advanced manufacturing technology while driving consistent, aggressive cost reduction makes them the ideal partner to help SunPower ramp Fab 3,” said Tom Werner, SunPower’s CEO. “We expect this JV will reduce our effective Fab 3 capital expense per watt by more than 35 percent while capitalizing on AUO’s world-class manufacturing expertise to reduce solar cell manufacturing costs. As a result of SunPower’s downstream channel investments, demand has been rapidly increasing for our differentiated high-efficiency solar panels and systems. We believe that this JV will enable us to produce more megawatts faster, at lower cost, with substantially less cash contribution from SunPower.”

“It is our great pleasure to work with SunPower,” said K.Y. Lee, Chairman of AUO. “This joint venture sets a remarkable milestone for AUO’s solar business. SunPower leads the solar industry with the world’s highest efficiency technology for solar cells. With the Fab 3 JV, we will join our strengths to maximize our competitiveness and long-term benefits. Customers worldwide will profit from the synergy of vertical integration and scale for their solar investments.”

SunPower will host a conference call to discuss this announcement today, Thursday, May 27 at 8:15 a.m. Eastern Time. The call-in number is 517-623-4618, passcode SunPower. The event will also be webcast and can be accessed live or via archive from SunPower’s website at:

http://investors.sunpowercorp.com/events.cfm.

About SunPower

Founded in 1985, SunPower Corp. (NASDAQ: SPWRA, SPWRB) designs, manufactures and delivers the planet’s most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company’s experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that do not represent historical facts and may be based on underlying assumptions. Forward-looking statements in this presentation are made regarding: (a) the FAB 3 Malaysian manufacturing facility capacity and development; (b) cost reduction forecasts; (c) capital expenditures and solar cell production; (d) ability to scale production with our new partner; and (e) improvements to be transferred from TFT-LCD industry; (f) reductions in cash required for Fab 3. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) potential difficulties associated with integrating business and operations of the two joint venture partners; (ii) the joint venture’s ability to obtain financing and its ability to obtain and maintain an adequate supply of raw materials, as well as the price it pays for such materials; (iii) general business and economic conditions, including seasonality of the industry; (iv) growth trends in the solar power industry; (v) the continuation of governmental and related economic incentives promoting the use of solar power; (vi) the joint venture’s ability to ramp the new production lines and realize expected manufacturing efficiencies in FAB 3; (vii) manufacturing difficulties that could arise; (viii) the risk of company technology leaving the joint venture and falling in the hands of a competitor; and (ix) other risks described in SunPower’s Annual Report on Form 10-K for the year ended January 3, 2010, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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